UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2011
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE, ELECTION, OR APPOINTMENT OF DIRECTORS OR OFFICERS.

On May 9, 2011, the Board of Directors of Uni-Pixel, Inc. (the “Company”) unanimously elected Wayne Patterson and Anthony J. LeVecchio as independent members of its board of directors. Their appointment brings the total number of directors to seven, with six serving independently.

Wayne Patterson is an experienced entrepreneurial manager who has demonstrated success in building businesses through innovative growth and cost containment strategies. Patterson spent much of his career with Keystone International, Inc., where he served as CFO and then as COO. During his time with Keystone, it grew from $15 million in revenues to more than $1 billion. Keystone was sold in 1996 to Tyco International for $1.7 billion.

Patterson was also a co-founder and CEO of Texas Micro (a NASDAQ-traded company) and of Briskheat Corporation. Since the sale of Keystone, he has participated in more than 20 private equity transactions and has served as interim CEO of Integrated Graphics/Earthcolor and of Vector Global Services. Patterson is also currently the non-executive chairman of Ashbrook Simon-Hartley and of Controlled Recover. Patterson graduated with honors from the University of Texas in Austin and has a Law Degree from the University of Texas Law School. Patterson is also a CPA.

Anthony J. LeVecchio has been the president and owner of The James Group, a general business consulting firm that has advised clients across a range of industries, since 1988. Prior to forming The James Group, LeVecchio was the senior vice president and chief financial officer for VHA Southwest, Inc., a regional healthcare system. He currently serves as director, advisor and executive of private and public companies in a variety of industries, and currently serves on the Board of Directors of Microtune, Inc., a Dallas-based semiconductor company that is listed on The NASDAQ Global Market, and serves as the chairman of its Audit Committee.

LeVecchio currently serves on the Board of Directors of DG FastChannel, Inc., a technology company based in Irving, Texas that is listed on The NASDAQ Global Market and serves as the chairman of its Audit Committee. He also currently serves on the Board of Directors of ViewPoint Financial Group, a community bank based in Plano, Texas that is listed on The NASDAQ Global Select Market. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College.

ITEM 8.01.  OTHER EVENTS.

On May 9, 2011, the Company issued a press release announcing that, effective May 9, 2011, Mr. Wayne Patterson and Mr. Anthony J. LeVecchio have been unanimously elected to the Board of Directors.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2011	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 9, 2011.